UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2024

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 17, 2024, Super Micro Computer, Inc. (the “Company”) received a notification letter (the “Letter”) from the Listing Qualifications Department of the NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1), as a result of the Company’s delay in filing its Annual Report on Form 10-K for fiscal year 2024 (the “Form 10-K”). The Form 10-K was due on August 29, 2024. The Company filed a Form 12b-25 on August 30, 2024. The Letter has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Select Market. The Letter stated that, under NASDAQ rules, the Company has 60 calendar days to regain compliance or to submit a plan to do so, and that if a plan is submitted and accepted, NASDAQ could grant the Company an exception of up to 180 calendar days from the filing’s due date to regain compliance. If NASDAQ does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a NASDAQ hearings panel.

On September 20, 2024, the Company issued a press release announcing the receipt of the Letter. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Super Micro Computer, Inc. dated September 20, 2024

104	Cover Page Interactive Data File

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: September 20, 2024	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)